EXHIBIT 99.1

Contact:	Julie Wood 510-262-8757

ONYX PHARMACEUTICALS REPORTS

FOURTH QUARTER AND YEAR-END 2003 FINANCIAL RESULTS

RICHMOND, CALIF. (February 12, 2004) — Onyx Pharmaceuticals, Inc. (Nasdaq: ONXX) reported a net loss of $11.8 million, or $0.40 per share, for the fourth quarter ended December 31, 2003 compared with a net loss of $13.3 million, or $0.62 per share, for the same quarter in 2002. During the fourth quarter of 2003, Onyx reported restructuring costs of $1.4 million related to its previously announced discontinuation of the company’s therapeutic virus program. Without the restructuring charge, the results would show a non-GAAP net loss of $10.4 million, or $0.35 per share, for the fourth quarter of 2003.

As of December 31, 2003, the company had cash, cash equivalents and marketable securities of $105.4 million compared to $39.8 million at December 31, 2002. The increase in cash balances resulted primarily from financing activities. In February 2003, Onyx raised $10.0 million in a private placement of its common stock. In July 2003, the company raised net proceeds of $73.7 million in a public offering of 5,179,000 shares of its common stock at $15.25 per share. In the fourth quarter of 2003, the company received a $15.0 million creditable milestone-based payment from its collaborator, Bayer Pharmaceuticals Corporation, upon the initiation of a Phase III clinical trial for its investigational drug, BAY 43-9006. Subsequently in 2004, the company announced that it raised net proceeds of $146.6 million in a public offering of 4,637,000 shares of its common stock at $33.75 per share.

“2003 was an important year for Onyx as we realigned our resources around the development of BAY 43-9006,” said Hollings C. Renton, the company’s president and chief executive officer. “With our collaborator Bayer, we began a pivotal Phase III clinical trial for the treatment of patients with advanced kidney cancer and reported encouraging preliminary results administering BAY 43-9006 — both as a single agent and in combination with standard chemotherapeutics. In 2004, we look forward to expanding the number of clinical trials, as well as to providing updates on the growing body of clinical data.”

For the quarters ended December 31, 2003 and 2002, Onyx reported no revenue. Research and development costs decreased by $3.2 million in the fourth quarter of 2003 versus the comparable period last year. This was the result of decreased expenses associated with the therapeutic virus program, partially offset by increased expenses related to the development of BAY 43-9006. During the fourth quarter of 2003, Onyx recorded $1.4 million of restructuring expenses related to the discontinued use of a portion of its leased facilities and the disposal of certain property and equipment. Total operating costs decreased to $12.1 million in the fourth quarter of 2003, or $10.7 million on a non-GAAP basis, from $13.4 million in the comparable period last year.

Full-year Results
For the year ended December 31, 2003, the company reported a net loss of $45.0 million, or $1.73 per share, compared with a net loss of $45.8 million, or $2.23 per share, for 2002. There were no revenues recorded in 2003 as compared to $2.7 million recognized in 2002. The 2002 revenue reflected research funding received from Warner-Lambert, a subsidiary of Pfizer Inc, for the therapeutic virus collaboration that concluded in September 2002. Operating expenses decreased by $4.3 million in 2003 as compared to 2002. This change was due to the termination of the company’s virus program, offset by increases in clinical development costs associated with BAY 43-9006 and restructuring expenses.

For the year ended December 31, 2003, the company recorded $5.5 million of restructuring expenses including $2.5 million related to terminating the XOMA process development and manufacturing agreement, $1.6 million related to severance costs, and $1.4 million related to the discontinued use of a portion of Onyx’s leased facilities and the disposal of certain property and equipment. In addition, the company recorded $1.1 million for milestone payments to XOMA prior to the termination of the previously mentioned agreement. Without the restructuring charges and milestone payments, the results would show a non-GAAP net loss of $38.3 million, or $1.48 per share, for the year ended December 31, 2003.

Onyx believes that the non-GAAP results in this release provide useful information to investors, as they exclude the effects of non-recurring costs related to restructuring that the company believes are not indicative of its ongoing operations. The non-GAAP information is provided as a complement to results provided in accordance with GAAP and should not be considered superior to, or as a substitute for, GAAP measures. The differences in GAAP and non-GAAP numbers are reconciled in the attached tables.

Onyx Pharmaceuticals is engaged in the development of novel cancer therapies and has proprietary technologies that target the molecular basis of cancer. With its collaborators, the company is developing small molecule drugs, including BAY 43-9006 in codevelopment with Bayer Pharmaceuticals Corporation. For more information about Onyx’s pipeline and activities, visit the company’s web site at www.onyx-pharm.com.

This news release contains forward-looking statements regarding expectations about the development of BAY 43-9006, including further clinical testing and the timing of such clinical trials; and the company’s expectations or beliefs of the commercial potential of BAY 43-9006. These forward-looking statements involve a number of risks and uncertainties that could cause actual events to differ from the company’s expectations. These risks are addressed in the company’s periodic reports filed with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K filed on March 25, 2003 and its Quarterly Reports on Form 10-Q.

— Financials Attached —

ONYX PHARMACEUTICALS, INC.

SUMMARY FINANCIAL INFORMATION

CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	December 31,

	2003				2002

	GAAP (1)	Adjustments		Non-GAAP (2)	GAAP

Total revenue	$—	$—		$—	$—
Operating expenses:
Research and development	8,541	—		8,541	11,765
General and administrative	2,142	—		2,142	1,655
Restructuring	1,385	(1,385	)(3)	—	—

Total operating expenses	12,068	(1,385)		10,683	13,420

Loss from operations	(12,068)	1,385		(10,683)	(13,420)
Interest income, net	272	—		272	223
Other income (expense)	—	—		—	(100)

Net loss	$(11,796)	$1,385		$(10,411)	$(13,297)

Basic and diluted net loss per share	($0.40)			($0.35)	($0.62)

Shares used in computing basic and diluted net loss per share	29,400			29,400	21,595

(1)	Reflects operating results in accordance with accounting principles generally accepted in the United States (or U.S. GAAP).

(2)	Non-GAAP amounts exclude restructuring costs.

(3)	Amount represents restructuring costs for the discontinuation of the company’s therapeutic virus program related to the discontinued use of a portion of its leased facilities and the disposal of certain property and equipment.

ONYX PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data amount)
(unaudited)

	Year Ended
	December 31,

	2003				2002

	GAAP (1)	Adjustments		Non-GAAP (2)	GAAP

Total revenue	$—	$—		$—	$2,715
Operating expenses:
Research and development	33,638	(1,100	)(3)	32,538	43,792
General and administrative	6,360	—		6,360	6,004
Restructuring	5,530	(5,530	)(4)	—	—

Total operating expenses	45,528	(6,630)		38,898	49,796

Loss from operations	(45,528)	6,630		(38,898)	(47,081)
Interest income, net	834	—		834	1,159
Other income (expense)	(275)	—		(275)	135

Net loss	$(44,969)	$6,630		$(38,339)	$(45,787)

Basic and diluted net loss per share	($1.73)			($1.48)	($2.23)

Shares used in computing basic and diluted net loss per share	25,953			25,953	20,535

(1)	Reflects operating results in accordance with accounting principles generally accepted in the United States (or U.S. GAAP).

(2)	Non-GAAP amounts exclude restructuring costs and milestone payments to XOMA related to the company’s process development and manufacturing agreement that was terminated as a result of the therapeutic virus program discontinuation announced in June 2003.

(3)	Amount represents milestone payments to XOMA related to the terminated process development and manufacturing agreement.

(4)	Amount represents restructuring costs related to the January 2003 reduction in force and the discontinuation of the therapeutic virus program announced in June 2003.

ONYX PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEET

(in thousands)

	December 31,	December 31,
	2003	2002
	(unaudited)	(1)

Assets
Cash, cash equivalents and marketable securities	$105,400	$39,833
Other current assets	3,045	1,351

Total current assets	108,445	41,184
Property and equipment, net	285	2,834
Other assets	408	2,223

Total assets	$109,138	$46,241

Liabilities and stockholders’ equity
Current liabilities	$15,619	$12,457
Advance from partner	20,000	5,000
Stockholders’ equity	73,519	28,784

Total liabilities and stockholders’ equity	$109,138	$46,241

(1)	Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002

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